Exhibit 21.1

List of Subsidiaries of DHT Holdings, Inc.

Name	Jurisdiction

Cathy Tanker Corporation	Marshall Islands
DHT Bauhinia, Inc.	Marshall Islands
DHT Bronco, Inc.	Marshall Islands
DHT Chartering, Inc.	Marshall Islands
DHT Colt, Inc.	Marshall Islands
DHT Condor, Inc.	Marshall Islands
DHT Eagle, Inc.	Marshall Islands
DHT Edelweiss, Inc.	Marshall Islands
DHT Falcon, Inc.	Marshall Islands
DHT Hawk, Inc.	Marshall Islands
DHT Jaguar Ltd.	Marshall Islands
DHT Lake, Inc.	Marshall Islands
DHT Leopard Ltd.	Marshall Islands
DHT Lion Ltd.	Marshall Islands
DHT Lotus, Inc.	Marshall Islands
DHT Management AS	Norway
DHT Maritime, Inc.	Marshall Islands
DHT Mustang, Inc.	Marshall Islands
DHT Opal, Inc.	Marshall Islands
DHT Panther Ltd.	Marshall Islands
DHT Peony, Inc.	Marshall Islands
DHT Puma Ltd.	Marshall Islands
DHT Raven, Inc.	Marshall Islands
DHT Ship Management (Singapore) Pte. Ltd.	Singapore
DHT Stallion, Inc.	Marshall Islands
DHT Tiger Ltd.	Marshall Islands
DHT Utah, Inc.	Marshall Islands
DHT Utik, Inc.	Marshall Islands
Goodwood Maritime Services	India
Goodwood Ship Management P/L	Singapore
Samco Delta Ltd.	Cayman Islands
Samco Epsilon Ltd.	Cayman Islands
Samco Eta Ltd.	Cayman Islands
Samco Gamma Ltd.	Cayman Islands
Samco Iota Ltd.	Cayman Islands
Samco Kappa Ltd.	Cayman Islands
Samco Theta Ltd.	Cayman Islands
Sophie Tanker Corporation	Marshall Islands